Exhibit 10.1

FORM OF

CONTRIBUTION AGREEMENT

This Contribution Agreement (this “Agreement”) is made and entered into as of [            ], 2013, by and among Marcus & Millichap, Inc., a Delaware corporation (the “Company”), Marcus & Millichap Company, a California corporation (“MMC”), and the shareholders listed on Schedule 1 hereto (together with MMC, the “Contributors”).

RECITALS

WHEREAS, the Contributors are the record and beneficial owners of the shares of common and preferred stock of Marcus & Millichap Real Estate Investment Services, Inc., a California corporation (“REIS”), set forth on Schedule 1 hereto, representing all of the issued and outstanding shares of capital stock of REIS;

WHEREAS, the parties hereto have agreed that it is in their respective best interests to consummate the transactions provided for herein pursuant to which the Contributors will contribute all of the issued and outstanding shares of capital stock of REIS (the “REIS Shares”) to the Company in exchange for shares of the Company’s common stock (the “Company Shares”);

WHEREAS, immediately prior to the completion of the initial public offering of the Company pursuant to a registration statement on Form S-1, MMC intends to distribute the Company Shares to its shareholders (the “Distribution”);

WHEREAS, MMC has received a private letter ruling from the U.S. Internal Revenue Service substantially to the effect that, among other things, the contribution of REIS Shares by MMC (the “MMC Contribution”) and the Distribution, if effected, taken together, will qualify as a transaction that is tax-free for U.S. federal income tax purposes under Sections 355 and 368(a)(1)(D) of the Internal Revenue Code of 1986, as amended (the “Code”);

WHEREAS, for U.S. federal income tax purposes, the MMC Contribution and Distribution, if effected, taken together, are intended to qualify as a tax-free spin-off under Section 355 and Section 368(a)(1)(D) of the Code;

WHEREAS, the parties hereto desire to set forth the terms and conditions pursuant to which the Contributors will contribute the REIS Shares to the Company and the Company will issue the Company Shares to the Contributors.

NOW THEREFORE, in consideration of the representations and promises contained in this Agreement the parties agree as follows.

1. Contribution of Stock. Each Contributor hereby contributes to the Company, and the Company hereby accepts, the number of shares of capital stock of REIS set forth opposite each such Contributor’s name on Schedule 1, representing all of the issued and outstanding shares of capital stock of REIS held by such Contributor. In consideration of such contribution, the Company is issuing to each Contributor the number of Company Shares set forth opposite each such Contributor’s name on Schedule 1.

2. Deliveries. Concurrently with the execution hereof, each Contributor is delivering to the Company the REIS Shares, duly endorsed in blank or accompanied by duly executed stock powers, and the Company is delivering to each Contributor certificates representing the Company Shares.

3. Distribution by of Company Shares MMC. MMC shall, in its sole and absolute discretion, determine (i) whether to proceed with the Distribution and (ii) all terms of the Distribution, including the form, structure and terms of any transaction(s) and/or offering(s) to effect the Distribution and the timing of and conditions to the consummation of the Distribution. In addition, in the event that MMC determines to proceed with the Distribution, MMC may at any time and from time to time until the completion of the Distribution abandon, modify or change any or all of the terms of the Distribution including, without limitation, by accelerating or delaying the timing of the consummation of all or part of the Distribution.

4. Representations and Warranties of the Contributors. Each Contributor represents and warrants that:

(a) If such Contributor is a natural person, such Contributor has the legal capacity and authority to execute, deliver and perform his or her obligations under this Agreement, and no person has any community property rights, by virtue of marriage or otherwise, with respect to such Contributor’s REIS Shares. If such Contributor is a person other than a natural person, such Contributor has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of the Agreement have been duly and validly authorized; and the Agreement represents a legal, valid and binding obligation of such Contributor, enforceable against such Contributor in accordance with its terms.

(b) Such Contributor owns the REIS Shares free and clear of any liens, claims or encumbrances, and is not a party to any voting trust, proxy or other agreement with respect to the voting of any of the REIS Shares.

(c) Each Contributor is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”) (i.e., (a) a natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his or her purchase exceeds $1,000,000 (excluding the value of such person’s primary residence), (b) a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those two years and has a reasonable expectation of reaching the same income level in the current year, (c) a corporation, limited liability company or partnership having total assets in excess of $5,000,000 that was not formed for the purpose of investing in the Company pursuant to this Agreement or (d) otherwise meets the requirements for an “accredited investor” under Regulation D promulgated by the Securities and Exchange Commission under the Securities Act).

(d) This Agreement is made with each Contributor in reliance upon each Contributor’s representation to the Company, which by such Contributor’s execution of this Agreement, each Contributor hereby confirms, that the Company Shares to be received by each

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Contributor will be acquired for investment for such Contributor’s own account, not as a nominee or agent, and, except for MMC with respect to the Distribution, not with a view to the resale or distribution of any part thereof, and that each Contributor has no present intention of selling, granting any participation in, or otherwise distributing the same. Except for MMC with respect to the Distribution, by executing this Agreement, each Contributor further represents that such Contributor does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Company Shares.

5. Representations and Warranties of the Company. The Company represents and warrants that:

(a) The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder, that the execution, delivery and performance of the Agreement have been duly and validly authorized and that the Agreement represents a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(b) The Company Shares received by the Contributors concurrently with the execution of this Agreement are duly authorized, validly issued, fully paid and nonassessable.

6. Miscellaneous.

(a) Counterparts. This Agreement may be executed in counterparts, each of which for all purposes shall be deemed to be an original.

(b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware without regard to such state’s conflicts of laws principles.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first written.

MARCUS & MILLICHAP, INC.

By:
Name:
Title:

SIGNATURE PAGE TO CONTRIBUTION AGREEMENT

MARCUS & MILLICHAP COMPANY

By:
Name:
Title:

SIGNATURE PAGE TO CONTRIBUTION AGREEMENT

CONTRIBUTOR

By:
Name:
Title:

SIGNATURE PAGE TO CONTRIBUTION AGREEMENT

Schedule 1

Contributors

Contributor	Shares of REIS Preferred Stock Contributed	Shares of REIS Common Stock Contributed	Shares of Company Common Stock Received

Total